Exhibit 32.2

GOOD SAM ENTERPRISES, LLC

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Thomas F. Wolfe, Executive Vice President and Chief Financial Officer of Good Sam Enterprises, LLC, a Delaware limited liability company (the “Company”), hereby certify as follows:

1.                                      This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “Periodic Report”);

2.                                      The Periodic Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date:  May 14, 2013

/s/ Thomas F. Wolfe
Thomas F. Wolfe
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906, or such other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of the written statement as required by Section 906, has been provided to Good Sam Enterprises, LLC and will be retained by Good Sam Enterprises, LLC and furnished to the Securities and Exchange Commission or its staff upon request.